Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to Class A ordinary shares par value of US$0.01 per share of The9 Limited, a Cayman Islands company; and (ii) that this agreement be included as Exhibit 99.1 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

[Execution page follows]

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Date: November 17, 2021

JPKONG LTD.

By:	/s/ Jianping Kong
Name: Jianping Kong
Title: Director

Wlyl Ltd.

By:	/s/ Jianping Kong
Name: Jianping Kong
Title: Director

Jianping Kong

By:	/s/ Jianping Kong